Exhibit 99.1

Certification Pursuant to 18 U.S.C. 1350

The undersigned officers certify that this Quarterly Report on Form 10-Q complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

25:
National Health & Safety Corporation
By:	Gary Davis
Gary Davis, President and Chief Executive Officer

By:	Jimmy E. Nix II
Jimmy E. Nix II, Chief Accounting Officer